FOR IMMEDIATE RELEASE	Tuesday, July 21, 2015

TEGNA Inc./Gannett Co., Inc. Report Consolidated 2015 Second Quarter Non-GAAP Earnings per Share of $0.65 and 10 percent Increase in Adjusted EBITDA

Highlights for the quarter include the following:

•	Earnings totaled $0.65 per diluted share on a non-GAAP basis, driven by strong Broadcast and Digital Segment results

•	Overall company revenue growth of 4 percent, also driven by strong Broadcast and Digital Segment results

•	Record second quarter Broadcasting Segment revenue increased 5 percent

•	Record second quarter Digital Segment revenue increased 74 percent and 6 percent on a pro forma basis, due to strong results at Cars.com

•	Adjusted EBITDA totaled $388 million, a 10 percent year-over-year increase

•	Completed separation into two, highly-focused public companies, TEGNA and new Gannett on June 29th, the first day of the fiscal third quarter

McLEAN, VA - TEGNA Inc. (NYSE: TGNA), formerly Gannett Co., Inc., today reported non-GAAP earnings per diluted share of $0.65 for the second quarter of 2015 compared to $0.67 for the second quarter of 2014. Strong results in the Digital Segment, reflecting primarily the acquisition of and strong organic growth at Cars.com, and the Broadcasting Segment, despite the absence of $14 million in political spending that benefited the second quarter last year, were partially offset by lower results in our Publishing Segment.

Gracia Martore, president and chief executive officer, said, “We are thrilled to have capped off such a strong quarter with the very successful completion of our separation into two more sharply focused public companies. This milestone is the result of three and a half years of unflagging dedication and diligence on the part of employees across all of our businesses, and it marks the beginning of an exciting new chapter for TEGNA. TEGNA is a leader in its respective industries with impressive scale, deep local connections, and experienced leadership teams. We are incredibly excited about the new opportunities that lie ahead in the second half of 2015 and beyond as a result of the increased financial and regulatory flexibility and greater strategic focus afforded by the separation.”

On the first day of our fiscal third quarter, we completed the spin-off of our publishing businesses. The publishing company has retained the name Gannett Co., Inc. and now trades on the New York Stock Exchange under the symbol GCI. TEGNA Inc. trades on the New York Stock Exchange under the symbol TGNA. Second quarter and year-to-date results presented in this release, and the accompanying tables, are for the former consolidated Gannett Co., Inc. TEGNA will report publishing as a discontinued operation beginning in the third quarter of 2015. The new Gannett management team will be hosting a call on July 29th to review results for new Gannett.

On June 1, 2015, the publishing company completed the acquisition of the remaining 59.4 percent interest in the Texas-New Mexico Newspapers Partnership that it did not own through the assignment of its 19.5 percent interest in the California Newspapers Partnership and additional cash consideration.

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As a result, they acquired 100 percent of the Texas-New Mexico Newspapers Partnership and no longer have any ownership interest in California Newspapers Partnership. On October 1, 2014, we completed the acquisition of the 73 percent interest we did not already own in Classified Ventures LLC, which owns Cars.com. On December 29, 2014, we announced that we sold Gannett Healthcare Group. We also ceased operations of USA Weekend during the fourth quarter of 2014. Results for the thirteen weeks and twenty-six weeks ended June 28, 2015 include the impact of all of these transactions.

Total operating revenues were 4.2 percent higher in the second quarter compared to the second quarter in 2014 and totaled $1.5 billion. The increase was driven by revenue growth in the Digital and Broadcasting Segments of 74 percent and approximately 5 percent, respectively. The strong Digital Segment revenue growth reflects the acquisition of and organic growth at Cars.com. Broadcasting Segment revenues were higher as growth in retransmission revenue and digital revenue more than offset the absence of political spending that benefited the second quarter in 2014.

Net income attributable to Parent on a non-GAAP basis was $150.2 million in the quarter. Operating income on the same basis was $306.1 million, an increase of 4.1 percent compared to the second quarter in 2014. The increase was driven by substantially higher profitability in the Digital Segment. Adjusted EBITDA (a non-GAAP term detailed in Table 5) was 9.9 percent higher in the quarter and totaled $388.4 million. The Adjusted EBITDA margin in the second quarter was 25.5 percent, an increase of 130 basis points compared to the second quarter last year.

Special items in the second quarter of 2015 resulted in a pre-tax charge of $44.3 million ($0.15 per share). Special items impacting operating income include non-cash asset impairments of $4.5 million ($0.01 per share), workforce restructuring costs of $17.0 million ($0.05 per share) and other transformation items of $16.3 million ($0.04 per share). Special items impacting non-operating income relate primarily to the gain associated with the newspaper partnerships exchange offset by spin-related costs that resulted in a pre-tax charge of $6.5 million ($0.02 per share). Charges associated with items related to taxes totaled $6.9 million ($0.03 per share). Special items in the second quarter of 2014 included: operating charges of $51.7 million ($0.16 per share) representing primarily workforce restructuring, other transformation costs and asset impairments; non-operating income of $143.5 million ($0.39 per share) reflecting principally the pre-tax gain from the sale of Apartments.com.

The table below details second quarter results on a GAAP and non-GAAP basis.

Dollars in thousands, except per share amounts

	GAAP Measure	Special Items					Non-GAAP Measure
	Thirteen weeks ended Jun. 28, 2015	Workforce restructuring	Other transformation items	Asset impairment charges	Non-operating items	Special tax charge	Thirteen weeks ended Jun. 28, 2015
Operating income	$268,366	$16,988	$16,277	$4,518	$—	$—	$306,149
Other non-operating items	(3,842)	—	—	—	6,512	—	2,670
Income before income taxes	197,821	16,988	16,277	4,518	6,512	—	242,116
Provision for income taxes	66,331	6,022	6,508	1,806	2,521	(6,860)	76,328
Net income	131,490	10,966	9,769	2,712	3,991	6,860	165,788
Net income attributable to Parent	115,867	10,966	9,769	2,712	3,991	6,860	150,165
Net income per share - diluted	$0.50	$0.05	$0.04	$0.01	$0.02	$0.03	$0.65

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Operating expenses, including special charges noted above, totaled $1.25 billion in the quarter compared to $1.22 billion in the second quarter a year ago, an increase of 2.9 percent reflecting primarily the acquisition of Cars.com. Pro forma non-GAAP operating expenses were down 3.9 percent compared to the second quarter in 2014 due primarily to lower Publishing Segment expenses.

BROADCASTING

Broadcasting Segment revenues were $417.4 million, up 4.8 percent compared to $398.3 million in the second quarter of 2014 driven primarily by a substantial increase in retransmission revenue and digital revenue, offset in part, by the absence of $14 million in politically related advertising.

The following table summarizes the year-over-year changes in select Broadcasting Segment revenue categories.

Broadcasting Revenue Detail (Dollars in thousands)

	Thirteen weeks ended Jun. 28, 2015	Percentage change from thirteen weeks ended Jun. 29, 2014

Core (Local & National)	$268,779	3%
Political	2,746	(83%)
Retransmission (a)	109,440	23%
Digital	28,673	23%
Other	7,791	(5%)
Total	$417,429	5%

(a) Reverse compensation to networks is included as part of programming costs and therefore not included in this line.

Retransmission revenues were up 23.4 percent compared to the second quarter in 2014 and totaled $109.4 million while digital revenues in the Broadcasting Segment were 23.3 percent higher reflecting continued growth in digital marketing services revenue.

Broadcasting Segment operating expenses on a non-GAAP basis were $238.2 million, an increase of 7.5 percent compared to the second quarter of 2014 due, in part, to higher reverse network compensation. Non-GAAP operating income totaled $179.2 million, up 1.4 percent from $176.7 million in the second quarter of 2014. Adjusted EBITDA was 2.1 percent higher for the second quarter and totaled $198.3 million compared to $194.2 million for the same quarter last year.

Based on current trends and reflecting that the third quarter of 2014 benefited from $40 million of politically related advertising, we expect the percentage decrease in total television revenues for the third quarter of 2015 to be in the low to mid-single digits due to that challenging year-over-year comparison.

DIGITAL

Digital Segment operating revenues grew substantially in the quarter to $338.1 million, an increase of 74.0 percent compared to the second quarter of 2014. The growth was driven by the acquisition of and strong organic growth at Cars.com. On a pro forma basis, Digital Segment revenues increased 5.8 percent reflecting primarily mid-twenties percentage revenue growth at Cars.com offset in part by a low-single percentage decline in revenue at CareerBuilder. Revenue growth at Cars.com reflects primarily higher wholesale rates that Cars.com charges its affiliates, an increase in average revenue

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per dealer and unit growth in Cars.com direct markets. The revenue decline at CareerBuilder reflects year-over-year declines in foreign exchange rates as well as the previously discussed strategic decision to accelerate the reduction of transactional advertising and focus on more lucrative long-term recurring software deals. Digital Segment revenue on a pro forma, constant currency basis was up almost 7 percent.

Non-GAAP pro forma operating expenses were 3.6 percent lower in the quarter and totaled $266.3 million. As a result, pro forma Digital Segment operating income was up significantly, 65 percent, to $71.8 million. Adjusted EBITDA on the same basis totaled $102.8 million, an increase of 40.1 percent compared to the second quarter of 2014.

NON-OPERATING ITEMS

The company's equity earnings included its share of operating results from unconsolidated investees including the California Newspapers Partnership and Texas-New Mexico Newspapers Partnership through June 1, 2015, the Tucson newspaper partnership and other online/digital businesses including Classified Ventures prior to its acquisition on October 1, 2014. Equity income in unconsolidated investees was $2.6 million in the second quarter compared to $156.5 million in the second quarter of 2014. The decline reflects the gain on the sale of Apartments.com in the second quarter of 2014. On a non-GAAP basis, equity income in the second quarter of 2014 was $8.5 million and the year-over-year decline would have been 69.1 percent due primarily to the absence of equity income from Classified Ventures.

Interest expense totaled $69.3 million in the quarter compared to $64.1 million in the second quarter of 2014 and reflects higher average debt outstanding partially offset by a lower average interest rate.

Other non-operating income on a non-GAAP basis in the quarter totaled $2.7 million compared to $1.5 million in the second quarter of 2014.

Net cash flow from operating activities was $149.9 million in the quarter. Free cash flow (a non-GAAP measure) totaled $156.2 million. Long-term debt outstanding was $4.45 billion and total cash was $219.1 million at quarter end. During the second quarter, we repurchased approximately 1.0 million shares of our outstanding stock for $37.6 million.

* * * *

As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live webcast through the company's Investors web site, www.investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-800-533-9703 and international callers should dial 1-785-830-1926 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 2277799. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 1-719-457-0820. The confirmation code for the replay is 2277799. Materials related to the call will be available through the Investor Relations section of the company's web site Tuesday morning.

About TEGNA
TEGNA Inc. (NYSE: TGNA), formerly Gannett Co., Inc., is comprised of a dynamic portfolio of media and digital businesses that provide content that matters and brands that deliver. TEGNA reaches more than 90 million Americans and delivers highly relevant, useful and smart content, when and how people need it, to make the best decisions possible. TEGNA Media includes 46 television stations (including those serviced by TEGNA) and is the largest independent station group of major network affiliates in the top 25 markets, reaching approximately one-third of all television households

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nationwide. TEGNA Digital is comprised of Cars.com, the leading online destination for automotive consumers, CareerBuilder, a global leader in human capital solutions, and other powerful brands such as G/O Digital, Clipper and Sightline Media Group. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Jeremy Gaines
Vice President, Investor Relations	Vice President, Corporate Communications
703-854-6917	703-854-6049
jheinz@TEGNA.com	jmgaines@TEGNA.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1
	Thirteen weeks ended Jun. 28, 2015	Thirteen weeks ended Jun. 29, 2014	% Increase (Decrease)
Net operating revenues:
Broadcasting	$417,429	$398,258	4.8
Digital	338,147	194,381	74.0
Publishing advertising	469,780	530,183	(11.4)
Publishing circulation	267,679	277,851	(3.7)
All other Publishing	52,517	59,331	(11.5)
Intersegment eliminations	(24,160)	—	***
Total	1,521,392	1,460,004	4.2

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	710,865	775,627	(8.3)
Selling, general and administrative expenses, exclusive of depreciation	439,094	353,779	24.1
Depreciation	49,697	44,850	10.8
Amortization of intangible assets	32,575	14,471	***
Facility consolidation and asset impairment charges	20,795	28,775	(27.7)
Total	1,253,026	1,217,502	2.9
Operating income	268,366	242,502	10.7

Non-operating (expense) income:
Equity income in unconsolidated investees, net	2,638	156,540	(98.3)
Interest expense	(69,341)	(64,148)	8.1
Other non-operating items	(3,842)	(2,982)	28.8
Total	(70,545)	89,410	***

Income before income taxes	197,821	331,912	(40.4)
Provision for income taxes	66,331	106,000	(37.4)
Net income	131,490	225,912	(41.8)
Net income attributable to noncontrolling interests	(15,623)	(17,445)	(10.4)
Net income attributable to Parent	$115,867	$208,467	(44.4)

Net income per share - basic	$0.51	$0.92	(44.6)
Net income per share - diluted	$0.50	$0.90	(44.4)

Weighted average number of common shares outstanding:
Basic	226,538	226,132	0.2
Diluted	231,920	232,106	(0.1)

Dividends declared per share	$0.20	$0.20	—

CONDENSED CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1 (continued)
	Twenty-six weeks ended Jun. 28, 2015	Twenty-six weeks ended Jun. 29, 2014	% Increase (Decrease)
Net operating revenues:
Broadcasting	$814,223	$780,526	4.3
Digital	670,846	374,116	79.3
Publishing advertising	914,188	1,031,483	(11.4)
Publishing circulation	540,913	559,927	(3.4)
All other Publishing	103,063	118,018	(12.7)
Intersegment eliminations	(49,076)	—	***
Total	2,994,157	2,864,070	4.5

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	1,411,504	1,543,159	(8.5)
Selling, general and administrative expenses, exclusive of depreciation	886,338	708,992	25.0
Depreciation	99,180	89,614	10.7
Amortization of intangible assets	64,662	32,214	***
Facility consolidation and asset impairment charges	33,179	43,595	(23.9)
Total	2,494,863	2,417,574	3.2
Operating income	499,294	446,496	11.8

Non-operating (expense) income:
Equity income in unconsolidated investees, net	7,696	165,031	(95.3)
Interest expense	(140,100)	(133,796)	4.7
Other non-operating items	18,938	(23,730)	***
Total	(113,466)	7,505	***

Income before income taxes	385,828	454,001	(15.0)
Provision for income taxes	126,854	158,500	(20.0)
Net income	258,974	295,501	(12.4)
Net income attributable to noncontrolling interests	(30,213)	(27,875)	8.4
Net income attributable to Parent	$228,761	$267,626	(14.5)

Net income per share - basic	$1.01	$1.18	(14.4)
Net income per share - diluted	$0.99	$1.15	(13.9)

Weighted average number of common shares outstanding:
Basic	226,814	226,681	0.1
Diluted	231,927	232,187	(0.1)

Dividends declared per share	$0.40	$0.40	—

BUSINESS SEGMENT INFORMATION TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 2
	Thirteen weeks ended Jun. 28, 2015	Thirteen weeks ended Jun. 29, 2014	% Increase (Decrease)
Net operating revenues:
Broadcasting	$417,429	$398,258	4.8
Digital	338,147	194,381	74.0
Publishing	789,976	867,365	(8.9)
Intersegment eliminations	(24,160)	—	***
Total	$1,521,392	$1,460,004	4.2

Operating income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Broadcasting	$176,502	$171,322	3.0
Digital	63,633	35,695	78.3
Publishing	47,249	53,239	(11.3)
Corporate	(19,018)	(17,754)	7.1
Total	$268,366	$242,502	10.7

Depreciation, amortization and facility consolidation and asset impairment charges:
Broadcasting	$21,825	$20,621	5.8
Digital	37,808	9,603	***
Publishing	39,241	53,123	(26.1)
Corporate	4,193	4,749	(11.7)
Total	$103,067	$88,096	17.0

Adjusted EBITDA (a):
Broadcasting	$198,327	$194,163	2.1
Digital	102,759	45,298	***
Publishing	102,160	127,059	(19.6)
Corporate	(14,825)	(13,005)	14.0
Total	$388,421	$353,515	9.9

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in Table No. 5, along with reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

BUSINESS SEGMENT INFORMATION TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 2 (continued)
	Twenty-six weeks ended Jun. 28, 2015	Twenty-six weeks ended Jun. 29, 2014	% Increase (Decrease)
Net operating revenues:
Broadcasting	$814,223	$780,526	4.3
Digital	670,846	374,116	79.3
Publishing	1,558,164	1,709,428	(8.8)
Intersegment eliminations	(49,076)	—	***
Total	$2,994,157	$2,864,070	4.5

Operating income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Broadcasting	$351,832	$325,871	8.0
Digital	119,786	59,519	***
Publishing	65,554	96,227	(31.9)
Corporate	(37,878)	(35,121)	7.9
Total	$499,294	$446,496	11.8

Depreciation, amortization and facility consolidation and asset impairment charges:
Broadcasting	$43,086	$47,815	(9.9)
Digital	70,635	17,891	***
Publishing	75,366	89,714	(16.0)
Corporate	7,934	10,003	(20.7)
Total	$197,021	$165,423	19.1

Adjusted EBITDA (a):
Broadcasting	$382,557	$375,906	1.8
Digital	192,588	77,410	***
Publishing	168,535	210,103	(19.8)
Corporate	(29,944)	(25,118)	19.2
Total	$713,736	$638,301	11.8

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in Table No. 5, along with reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

PUBLISHING SEGMENT REVENUE COMPARISONS TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited

Table No. 3

The following percentage changes for the Publishing Segment advertising and classified revenue categories are presented on a pro forma basis.

Second quarter 2015 year-over-year comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing Segment (constant currency)	Total Publishing Segment

Retail	(10.5%)	(0.9%)	(9.5%)	(10.4%)
National	(14.8%)	(5.3%)	(14.0%)	(14.7%)
Classified:
Automotive	(4.2%)	(8.9%)	(4.7%)	(5.8%)
Employment	(8.4%)	(10.5%)	(9.0%)	(11.6%)
Real Estate	(9.8%)	(14.0%)	(11.5%)	(14.9%)
Legal	(2.6%)	—%	(2.6%)	(2.6%)
Other	(7.8%)	(6.4%)	(7.3%)	(10.3%)
Total classified	(7.0%)	(9.7%)	(7.7%)	(9.9%)
Total advertising	(10.1%)	(6.1%)	(9.5%)	(10.8%)

Year-to-date 2015 year-over-year comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing Segment (constant currency)	Total Publishing Segment

Retail	(8.7%)	(1.1%)	(7.9%)	(8.9%)
National	(17.2%)	(2.8%)	(15.9%)	(16.6%)
Classified:
Automotive	(3.8%)	(7.8%)	(4.2%)	(5.3%)
Employment	(5.3%)	(8.1%)	(6.1%)	(8.7%)
Real Estate	(5.6%)	(11.9%)	(8.2%)	(11.5%)
Legal	(5.1%)	—%	(5.1%)	(5.1%)
Other	(4.8%)	(5.3%)	(5.0%)	(7.9%)
Total classified	(5.1%)	(7.9%)	(5.8%)	(7.9%)
Total advertising	(8.9%)	(5.0%)	(8.3%)	(9.6%)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from or as a substitute for the related GAAP measures, and should be read together with financial information presented on a GAAP basis.

The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring charges, transformation items, non-cash asset impairment charges, certain gains and expenses recognized in non-operating categories and charges to its income tax provision. The company believes that such expenses, charges and gains are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between years and with peer group companies.

The company also discusses Adjusted EBITDA, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. Adjusted EBITDA is defined as net income attributable to Parent before (1) net income attributable to noncontrolling interests, (2) income taxes, (3) interest expense, (4) equity income, (5) other non-operating items, (6) workforce restructuring, (7) other transformation items, (8) asset impairment charges, (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure is Net income attributable to Parent. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment” as well as “payments for investments” and increased by “proceeds from investments” and voluntary pension contributions, net of related tax benefit. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company therefore believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view the company’s businesses through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its businesses. In addition, many of the company’s peer group companies present similar non-GAAP measures so the presentation of such measures facilitates industry comparisons. Tabular reconciliations for the non-GAAP financial measures are contained in Tables 4 through 8 attached to this news release.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amounts)

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures and should be read only in conjunction with financial information presented on a GAAP basis.

Tables No. 4 through No. 8 reconcile these non-GAAP measures to the most directly comparable GAAP measure.

Table No. 4
	GAAP Measure	Special Items					Non-GAAP Measure
	Thirteen weeks ended Jun. 28, 2015	Workforce restructuring	Other transformation items	Asset impairment charges	Non-operating items	Special tax charge	Thirteen weeks ended Jun. 28, 2015
Cost of sales and operating expenses, exclusive of depreciation	$710,865	$(12,580)	$—	$—	$—	$—	$698,285
Selling, general and administrative expenses, exclusive of depreciation	439,094	(4,408)	—	—	—	—	434,686
Facility consolidation and asset impairment charges	20,795	—	(16,277)	(4,518)	—	—	—
Operating expenses	1,253,026	(16,988)	(16,277)	(4,518)	—	—	1,215,243
Operating income	268,366	16,988	16,277	4,518	—	—	306,149
Other non-operating items	(3,842)	—	—	—	6,512	—	2,670
Total non-operating (expense) income	(70,545)	—	—	—	6,512	—	(64,033)
Income before income taxes	197,821	16,988	16,277	4,518	6,512	—	242,116
Provision for income taxes	66,331	6,022	6,508	1,806	2,521	(6,860)	76,328
Net income	131,490	10,966	9,769	2,712	3,991	6,860	165,788
Net income attributable to Parent	115,867	10,966	9,769	2,712	3,991	6,860	150,165
Net income per share - diluted	$0.50	$0.05	$0.04	$0.01	$0.02	$0.03	$0.65

	GAAP Measure	Special Items				Non-GAAP Measure
	Thirteen weeks ended Jun. 29, 2014	Workforce restructuring	Other transformation costs	Asset impairment charges	Non-operating items	Thirteen weeks ended Jun. 29, 2014
Cost of sales and operating expenses, exclusive of depreciation	$775,627	$(21,160)	$—	$—	$—	$754,467
Selling, general and administrative expenses, exclusive of depreciation	353,779	(1,757)	—	—	—	352,022
Facility consolidation charges	28,775	—	(12,588)	(16,187)	—	—
Operating expenses	1,217,502	(22,917)	(12,588)	(16,187)	—	1,165,810
Operating income	242,502	22,917	12,588	16,187	—	294,194
Equity income in unconsolidated investees, net	156,540	—	—	—	(147,990)	8,550
Other non-operating items	(2,982)	—	—	—	4,480	1,498
Total non-operating (expense) income	89,410	—	—	—	(143,510)	(54,100)
Income before income taxes	331,912	22,917	12,588	16,187	(143,510)	240,094
Provision for income taxes	106,000	8,600	4,900	800	(52,300)	68,000
Net income	225,912	14,317	7,688	15,387	(91,210)	172,094
Net income attributable to Parent	208,467	14,317	7,688	15,387	(91,210)	154,649
Net income per share - diluted	$0.90	$0.06	$0.03	$0.07	$(0.39)	$0.67

NON-GAAP FINANCIAL INFORMATION TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amount

Table No. 4 (continued)
	GAAP Measure	Special Items					Non-GAAP Measure
	Twenty-six weeks ended Jun. 28, 2015	Workforce restructuring	Other transformation items	Asset impairment charges	Non-operating items	Special tax charge	Twenty-six weeks ended Jun. 28, 2015
Cost of sales and operating expenses, exclusive of depreciation	$1,411,504	$(23,233)	$12,709	$—	$—	$—	$1,400,980
Selling, general and administrative expenses, exclusive of depreciation	886,338	(6,897)	—	—	—	—	879,441
Facility consolidation and asset impairment charges	33,179	—	(22,721)	(10,458)	—	—	—
Operating expenses	2,494,863	(30,130)	(10,012)	(10,458)	—	—	2,444,263
Operating income	499,294	30,130	10,012	10,458	—	—	549,894
Other non-operating items	18,938	—	—	—	(19,168)	—	(230)
Total non-operating (expense) income	(113,466)	—	—	—	(19,168)	—	(132,634)
Income before income taxes	385,828	30,130	10,012	10,458	(19,168)	—	417,260
Provision for income taxes	126,854	10,765	4,369	4,088	(15,099)	(6,860)	124,117
Net income	258,974	19,365	5,643	6,370	(4,069)	6,860	293,143
Net income attributable to Parent	228,761	19,365	5,643	6,370	(4,069)	6,860	262,930
Net income per share - diluted	$0.99	$0.08	$0.02	$0.03	$(0.02)	$0.03	$1.13

	GAAP Measure	Special Items					Non-GAAP Measure
	Twenty-six weeks ended Jun. 29, 2014	Workforce restructuring	Other transformation costs	Asset impairment charges	Non-operating items	Special tax charge	Twenty-six weeks ended Jun. 29, 2014
Cost of sales and operating expenses, exclusive of depreciation	$1,543,159	$(23,887)	$—	$—	$—	$—	$1,519,272
Selling, general and administrative expenses, exclusive of depreciation	708,992	(2,495)	—	—	—	—	706,497
Amortization of intangible assets	32,214	—	(4,480)	—	—	—	27,734
Facility consolidation charges	43,595	—	(27,408)	(16,187)	—	—	—
Operating expenses	2,417,574	(26,382)	(31,888)	(16,187)	—	—	2,343,117
Operating income	446,496	26,382	31,888	16,187	—	—	520,953
Equity income in unconsolidated investees, net	165,031	—	—	—	(147,990)	—	17,041
Other non-operating items	(23,730)	—	—	—	24,880	—	1,150
Total non-operating (expense) income	7,505	—	—	—	(123,110)	—	(115,605)
Income before income taxes	454,001	26,382	31,888	16,187	(123,110)	—	405,348
Provision for income taxes	158,500	9,800	13,100	800	(44,000)	(23,800)	114,400
Net income	295,501	16,582	18,788	15,387	(79,110)	23,800	290,948
Net income attributable to Parent	267,626	16,582	18,788	15,387	(79,110)	23,800	263,073
Net income per share - diluted	$1.15	$0.07	$0.08	$0.07	$(0.34)	$0.10	$1.13

NON-GAAP FINANCIAL INFORMATION TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 5

"Adjusted EBITDA", a non-GAAP measure, is defined as net income attributable to Parent before (1) net income attributable to noncontrolling interests, (2) income taxes, (3) interest expense, (4) equity income, (5) other non-operating items, (6) workforce restructuring, (7) other transformation items, (8) asset impairment charges (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure is Net income attributable to Parent. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income, follow:

Thirteen weeks ended Jun. 28, 2015:
	Broadcasting	Digital	Publishing	Corporate	Consolidated Total

Net income attributable to Parent (GAAP basis)					$115,867
Net income attributable to noncontrolling interests					15,623
Provision for income taxes					66,331
Interest expense					69,341
Equity income in unconsolidated investees, net					(2,638)
Other non-operating items					3,842
Operating income (GAAP basis)	$176,502	$63,633	$47,249	$(19,018)	$268,366
Workforce restructuring	—	1,318	15,670	—	16,988
Other transformation items	2,705	6,849	6,723	—	16,277
Asset impairment charges	—	—	4,518	—	4,518
Adjusted operating income (non-GAAP basis)	179,207	71,800	74,160	(19,018)	306,149
Depreciation	13,244	8,158	24,102	4,193	49,697
Amortization	5,876	22,801	3,898	—	32,575
Adjusted EBITDA (non-GAAP basis)	$198,327	$102,759	$102,160	$(14,825)	$388,421

Thirteen weeks ended Jun. 29, 2014:
	Broadcasting	Digital	Publishing	Corporate	Consolidated Total

Net income attributable to Parent (GAAP basis)					$208,467
Net income attributable to noncontrolling interests					17,445
Provision for income taxes					106,000
Interest expense					64,148
Equity income in unconsolidated investees, net					(156,540)
Other non-operating items					2,982
Operating income (GAAP basis)	$171,322	$35,695	$53,239	$(17,754)	$242,502
Workforce restructuring	2,220	—	20,697	—	22,917
Other transformation costs	3,109	—	9,479	—	12,588
Asset impairment charges	—	—	16,187	—	16,187
Adjusted operating income (non-GAAP basis)	176,651	35,695	99,602	(17,754)	294,194
Depreciation	11,627	4,998	23,476	4,749	44,850
Amortization	5,885	4,605	3,981	—	14,471
Adjusted EBITDA (non-GAAP basis)	$194,163	$45,298	$127,059	$(13,005)	$353,515

NON-GAAP FINANCIAL INFORMATION TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 5 (continued)

Twenty-six weeks ended Jun. 28, 2015:
	Broadcasting	Digital	Publishing	Corporate	Consolidated Total

Net income attributable to Parent (GAAP basis)					$228,761
Net income attributable to noncontrolling interests					30,213
Provision for income taxes					126,854
Interest expense					140,100
Equity income in unconsolidated investees, net					(7,696)
Other non-operating items					(18,938)
Operating income (GAAP basis)	$351,832	$119,786	$65,554	$(37,878)	$499,294
Workforce restructuring	348	2,167	27,615	—	30,130
Other transformation items	(7,637)	9,023	8,626	—	10,012
Asset impairment charges	—	—	10,458	—	10,458
Adjusted operating income (non-GAAP basis)	344,543	130,976	112,253	(37,878)	549,894
Depreciation	26,540	16,011	48,695	7,934	99,180
Amortization	11,474	45,601	7,587	—	64,662
Adjusted EBITDA (non-GAAP basis)	$382,557	$192,588	$168,535	$(29,944)	$713,736

Twenty-six weeks ended Jun. 29, 2014:
	Broadcasting	Digital	Publishing	Corporate	Consolidated Total

Net income attributable to Parent (GAAP basis)					$267,626
Net income attributable to noncontrolling interests					27,875
Provision for income taxes					158,500
Interest expense					133,796
Equity income in unconsolidated investees, net					(165,031)
Other non-operating items					23,730
Operating income (GAAP basis)	$325,871	$59,519	$96,227	$(35,121)	$446,496
Workforce restructuring	2,220	—	24,162	—	26,382
Other transformation costs	12,865	—	19,023	—	31,888
Asset impairment charges	—	—	16,187	—	16,187
Adjusted operating income (non-GAAP basis)	340,956	59,519	155,599	(35,121)	520,953
Depreciation	23,324	9,551	46,736	10,003	89,614
Adjusted amortization (non-GAAP basis)	11,626	8,340	7,768	—	27,734
Adjusted EBITDA (non-GAAP basis)	$375,906	$77,410	$210,103	$(25,118)	$638,301

NON-GAAP FINANCIAL INFORMATION TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 6

"Free cash flow" is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.

Free cash flow is defined as "Net cash flow from operating activities" as reported on the statement of cash flows reduced by "Purchase of property, plant and equipment" as well as "Payments for investments" and increased by "Proceeds from investments" and voluntary pension contributions, net of related tax benefit. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company's capital program, repay indebtedness, add to the company's cash balance, or to use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

	Thirteen weeks ended June 28, 2015	Twenty-six weeks ended June 28, 2015

Net cash flow from operating activities	$149,944	$295,408
Purchase of property, plant and equipment	(35,900)	(55,021)
Voluntary pension employer contributions	100,000	100,000
Tax benefit for voluntary pension employer contribution	(37,200)	(37,200)
Payments for investments	(25,168)	(30,168)
Proceeds from investments	4,519	12,402
Free cash flow	$156,195	$285,421

TAX RATE CALCULATION TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 7

The calculations of the company's effective tax rate on a GAAP and non-GAAP basis are below:

	GAAP		Non-GAAP
	Thirteen weeks ended June 28, 2015	Thirteen weeks ended June 29, 2014	Thirteen weeks ended June 28, 2015	Thirteen weeks ended June 29, 2014

Income before taxes (per Table 4)	$197,821	$331,912	$242,116	$240,094
Noncontrolling interests (per Table 1)	(15,623)	(17,445)	(15,623)	(17,445)
Income before taxes attributable to Parent	$182,198	$314,467	$226,493	$222,649

Provision for income taxes (per Table 4)	$66,331	$106,000	$76,328	$68,000

Effective tax rate	36.4%	33.7%	33.7%	30.5%

	GAAP		Non-GAAP
	Twenty-six weeks ended June 28, 2015	Twenty-six weeks ended June 29, 2014	Twenty-six weeks ended June 28, 2015	Twenty-six weeks ended June 29, 2014

Income before taxes (per Table 4)	$385,828	$454,001	$417,260	$405,348
Noncontrolling interests (per Table 1)	(30,213)	(27,875)	(30,213)	(27,875)
Income before taxes attributable to Parent	$355,615	$426,126	$387,047	$377,473

Provision for income taxes (per Table 4)	$126,854	$158,500	$124,117	$114,400

Effective tax rate	35.7%	37.2%	32.1%	30.3%

NON-GAAP FINANCIAL INFORMATION TEGNA Inc./Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 8

A reconciliation of the company's Digital Segment revenues and expenses on an as reported basis to a pro forma basis is below:

Thirteen weeks ended Jun. 29, 2014:

	As reported	Pro forma adjustments (a)	Pro forma
Digital operating revenue	$194,381	$125,355	$319,736
Digital operating expenses	158,686	117,537	276,223
Digital operating income	$35,695	$7,818	$43,513

Twenty-six weeks ended Jun. 29, 2014:

	As reported	Pro forma adjustments (a)	Pro forma
Digital operating revenue	$374,116	$248,052	$622,168
Digital operating expenses	314,597	234,273	548,870
Digital operating income	$59,519	$13,779	$73,298

(a) The pro forma adjustments include additions to revenue and expenses for the acquisition of Classified Ventures on October 1, 2014 as if it had occurred on the first day of 2014. The pro forma adjustment reflects the addition of revenue amortization for certain unfavorable contracts and amortization for definite-lived intangible assets. Beginning in the fourth quarter of 2014, we began reporting an intersegment elimination with the acquisition of Classified Ventures. In addition, prior quarter intersegment eliminations that were previously reported within the Digital segment were adjusted on a pro forma basis to the new intersegment elimination line.